UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2020

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On December 17, 2020, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Sysco Corporation (“Sysco” or the “Company”) approved the cash-based incentive awards to the Company’s executive officers for the second half of fiscal year 2021 pursuant to Sysco’s Short-Term Incentive Program (SIP) For Corporate SIP Bonus-Eligible Positions (the “STIP”), including the following named executive officers (the “NEOs”) identified in the Company’s proxy statement filed in connection with the 2020 annual meeting of stockholders:

•	Kevin P. Hourican – President and Chief Executive Officer;

•	Joel T. Grade – Executive Vice President, Business Development;

•	Greg D. Bertrand – Executive Vice President, U.S. Foodservice Operations; and

•	Cathy Marie Robinson – Executive Vice President, Chief Supply Chain Officer.

The STIP, which divided fiscal 2021 into two discreet performance periods: (i) June 28, 2020 to December 26, 2020 and (ii) December 27, 2020 to July 3, 2021 (“2H21”), is designed to offer opportunities for cash compensation tied to Company performance and the NEO’s achievement of his or her strategic bonus objectives (“SBOs”). Incentive payments earned under the STIP for 2H21 will be based on the following components:

•

25% on the increase in the volume of sales from new accounts in U.S. broadline and Canadian broadline (“USCABL”), as compared to the pre-established target, subject to a modifier (ranging between -15% to +15%) that compares Sysco’s sales growth in the U.S. Foodservice and SYGMA markets to the growth in such markets by the rest of the foodservice industry;

•	25% on USCABL operations productivity, measured by the variable operations labor cost per piece, as compared to the pre-established target; and

•	50% on the participant’s individual progress with respect to his or her SBOs, which are tied to Sysco’s highest priority strategic initiatives.

The STIP payment for the 2H21 awards, if any, for each of the above components will be calculated based on performance (as compared to each applicable performance target) and paid to the participant independently from the other components. The component of the 2H21 awards based on the sales from USCABL new accounts combined with the sales growth modifier has a possible payout between 0% and 172.5% of target, while each of the other components has a possible payout between 0% and 150% of target. Consequently, in the aggregate, the maximum incentive opportunity under the 2H21 awards would be approximately 155.6% of an individual’s target opportunity. If performance with respect to any component does not meet the threshold level, a participant will not receive any payment with respect to that component.

Further, any payment earned by a participant for a particular performance period will be paid following the conclusion of the performance period, without regard to whether any payments are earned for any other performance periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: December 22, 2020	By:	/s/ Eve M. McFadden
Eve M. McFadden
Senior Vice President, Legal, General Counsel and Corporate Secretary